Exhibit 99.1

Keating Capital Participates in LifeLock Financing

LifeLock Closes Preferred Stock Round Raising over $100 Million

GREENWOOD VILLAGE, Colo.--(BUSINESS WIRE)--March 15, 2012--Keating Capital, Inc. (www.KeatingCapital.com) announced that on March 14, 2012, it made a $5 million investment in the Series E Convertible Preferred Stock round of LifeLock, Inc., which raised over $100 million. All major existing investors participated including Bessemer Venture Partners, Goldman, Sachs & Co., Kleiner Perkins Caufield & Byers, and Symantec Corporation.

Founded in 2005 and based in Tempe, Arizona, LifeLock is an industry leader in consumer identity theft protection services. A multiple award-winning organization for two consecutive years, LifeLock has been recognized by INC magazine on their annual list of top 500 fastest growing privately held businesses in the United States and by the American Business Awards as having the 2011 Customer Service Team of the Year. In August 2011, Javelin Strategy & Research named LifeLock Command Center and LifeLock Credit Score Manager as “Best in Prevention” in their annual Identity Protection Vendor Report.

In connection with the Series E financing round, LifeLock acquired ID Analytics, Inc. (“IDA”), a leader in enterprise identity risk management. This acquisition combines IDA’s enterprise solutions and proprietary data capabilities with LifeLock’s brand leadership and consumer expertise, which broadens LifeLock’s reach and bolsters its position as a market leader. According to LifeLock, the entities generated combined revenue of over $200 million in 2011.

“LifeLock is the perfect example of the type of investment that Keating Capital seeks to make,” stated Timothy J. Keating, CEO of Keating Capital. “We invested in a growing, category leading, high profile company alongside a number of top tier venture capital firms, many of whom we have co-invested with in the past. Additionally, as a direct investor, Keating Capital was able to evaluate the potential impact of the IDA acquisition on LifeLock’s future growth strategy,” added Mr. Keating.

LifeLock is Keating Capital’s second new portfolio company investment in 2012, and its largest investment to date. With this investment, Keating Capital has now made investments of $44.5 million in 16 portfolio companies, including $8.5 million invested year-to-date.

About Keating Capital, Inc.

Keating Capital is a business development company that specializes in making pre-IPO investments in innovative, emerging growth companies that are committed to and capable of becoming public. We provide investors with the ability to participate in a unique fund that allows our stockholders to share in the potential value accretion that we believe typically occurs once a company transforms from private to public status. Keating Capital’s shares are listed on Nasdaq under the ticker symbol “KIPO.”

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Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Keating Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Keating Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Keating Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Keating Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Keating Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Third Party Websites

The hyperlink to LifeLock’s website is located on a third party server that is not associated with Keating Capital. Keating Capital does not endorse this website, its sponsor, or any of the policies, activities, products, or services offered on the site or by any advertiser on the site. Keating Capital does not take responsibility for third party websites and is not responsible for the accuracy or completeness of any business, financial or other information contained on such website.

CONTACT:
Keating Capital, Inc.
Investor Relations:
Margie L. Blackwell, 720-889-0133
Investor Relations Director
mb@keatinginvestments.com
or
Public Relations:
JCPR, Inc.
Chris Moon, 973-850-7304
chris@jcpr.com